UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Shattuck Labs, Inc.

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P.O. BOX 8016, CARY, NC 27512-9903 Shattuck Labs, Inc. Annual Meeting of Stockholders Friday, June 7, 2024 at 11:30 AM, Eastern Time Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/STTK for more details. You must register to attend and/or participate in the meeting online at www.proxydocs.com/STTK. For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/STTK. To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. This is not a ballot. You cannot use this notice to vote your shares. You may view the proxy materials at www.proxydocs.com/STTK or request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, the proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. If you want to receive a paper or e-mail copy of the proxy materials or materials for future meetings, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 28, 2024. Unless requested, you will not otherwise receive a paper or e-mail copy. Scan QR for digital voting Meeting Materials: Notice of Meeting, and Proxy Statement & Annual Report on Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 7, 2024. For Stockholders of Record as of April 11, 2024. To order paper materials for this and/or future stockholder meetings, use one of the following methods. Internet: www.investorelections.com/STTK Call: 1-866-648-8133 Email: paper@investorelections.com * If requesting materials by e-mail, please send a blank e-mail with 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with e-mail requesting materials. Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Shattuck Labs, Inc. Annual Meeting of Stockholders The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposal 2. PROPOSAL 1. To elect the three Class I director nominees to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified: 1.01 Tyler Brous 1.02 Carrie Brownstein, M.D. 1.03 Michael Lee 2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.